CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of Next 1 Interactive, Inc., on Form 10-K for the year ended February 29, 2012, as filed with the Securities and Exchange Commission on the date hereof, I, Adam Friedman, Principal Financial Officer of Next 1 Interactive, Inc., certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Annual Report on Form 10-K for the year ended February 29, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Annual Report on Form 10-K for the year ended February 29, 2012, fairly presents, in all material respects, the financial condition and results of operations of Next 1 Interactive, Inc.

Date: June 13, 2012	/s/ Adam Friedman
Adam Friedman
Principal Financial Officer